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                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES


                              EXHIBIT NO. 10.5(a)




                                TRUST AGREEMENT


    THIS AGREEMENT, made as of this 31st day of January, 1995, by and between Briggs & Stratton Corporation (Company) and Johnson Heritage Trust Company (Trustee);

    WHEREAS, this trust was created November 1, 1989, and thereafter the Internal Revenue Service, in July, 1992, published Revenue Procedure 92-64, containing a model form of "Rabbi Trust";

    WHEREAS, the parties desire and intend to restate and continue this trust in the form of such IRS model, and change the Trustee, retaining provisions of the prior trust to the extent permitted by such Revenue Procedure, all as set forth below;

    WHEREAS, the purpose of this trust is to: (a) hold assets deposited by the Company as a reserve for the discharge of the Company's obligations to individuals (the "participants") and their beneficiaries as applicable entitled to receive payments: (l) under Supplemental Benefit Agreements or Employment Agreements made with the Company, copies of which are or in the future will be attached hereto as Exhibits to this Agreement for information purposes or (2) under any other plan of deferred compensation or retirement payments that the Company designates in writing to the Trustee (or attaches hereto by reference in an index, or by complete document) for such purpose hereunder, including those established by resolution of the directors of Company, all of such agreements and plans referred to in (l) and (2) hereof being termed "Plans" herein, and (b) disburse and distribute those assets as provided hereunder and in the Plans, provided however that no additional Plans shall be added following the occurrence of a "Change of Control Event" as defined in Section 13(d). Prior to a change in control event, the Company may, from time to time, change, add, or delete Plans by written notice to the Trustee to reflect changes in personnel or Plans;

    WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plans;

    WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

    WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

    NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:


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    Section 1.   ESTABLISHMENT OF TRUST.

    (a) Company hereby deposits with Trustee in trust all assets transferred from the prior Trustee, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

    (b) The Trust hereby established is revocable by Company; it shall become irrevocable upon a change of control, as defined herein.

    (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986 as amended and shall be construed accordingly.

    (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as here and set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

    (e) Upon a change of control, Company shall, as soon as possible, but in no event longer than 5 days following the change of control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plans as of the date on which the change of control occurred.

    Section 2.   PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

    (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instruction acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

    (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plans shall be determined by Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

    (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plans. Company shall notify Trustee of its decision to make payments of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

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    Section 3.   TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY
WHEN COMPANY IS INSOLVENT.

    (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Plan if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

    (b) At all times during the continuance of this Trust, as provided in Section l(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

             (l) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

             (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

             (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Plan shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plans or otherwise.

             (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Plan only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

    (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

    Section 4.   PAYMENTS TO COMPANY.

    Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans.


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    Section 5.   INVESTMENT AUTHORITY.

    (a) Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants.

    (b) To carry out the purposes of the Trust and subject to any limitations herein expressed, the Trustee is vested with the following powers until final distribution, in addition to any now or hereafter conferred by law affecting the trust or estate created hereunder. In exercising such powers, the Trustee shall act in a manner reasonable and equitable in view of the interests of the participants and in a manner in which persons of ordinary prudence, diligence, discretion and judgment would act in the management of their own affairs.

             (1) Receive and Retain Property. To receive and retain any property received at the inception of the Trust or at any other time, whether or not such property is unproductive of income or is property in which the Trustee personally is interested or in which the Trustee owns an undivided interest in any other trust capacity.

             (2) Dispose of Assets. To dispose of an asset for cash, at public or private sale to satisfy any obligation created under a Plan as set forth in Section 2 herein.

             (3) Powers Respecting Securities. To have all the rights, powers, privileges and responsibilities of an owner of securities, including, without limiting the foregoing, the power to vote, to give general or limited proxies, to pay calls, assessments, and other sums; to assent to, or to oppose, corporate sales or other acts; to participate in, or to oppose, any voting trusts, pooling agreements, foreclosures, reorganizations, consolidations, mergers and liquidations, and, in connection therewith, to give warranties and indemnifications and to deposit securities with and transfer title to any protective or other committee; to exchange, exercise or sell stock subscription or conversion rights; and, regardless of any limitations elsewhere in this instrument relative to investments by the Trustee, to accept and retain as an investment hereunder any securities received through the exercise of any of the foregoing powers.

             (4) Advance Money. To advance money for the protection of the Trust, and for all expenses, losses and liabilities sustained or incurred in the administration of the Trust or because of the holding or ownership of any Trust assets, for which advances, with interest, the Trustee has a lien on the Trust assets as against the Beneficiaries and in the event such assets are not sufficient a lien against the assets of the Company, provided however that until Funding of the Trust as provided in Section l(e), it is the intention of the Company and the Trustee that statements for the costs of administration of the trust shall be submitted to and paid by the Company in the normal course of business.

             (5) Pay, Contest or Settle Claims. To pay, contest, or settle any claim by or against the Trust by compromise, arbitration or otherwise; to release, in whole or in part, any claim belonging to the Trust to the extent that the claim is uncollectible. Notwithstanding the foregoing, the Trustee may only pay or settle a claim asserted against the Trust by the Company if it is compelled to do so by a final order of a court of competent jurisdiction.

             (6) Litigate. To prosecute or defend actions, claims or proceedings to insure funding of the Trust and for the protection of Trust assets and the Trustee in the performance of its duties.

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             (7) Employ Advisers and Agents. To employ and pay persons, corporations or associations, including attorneys, auditors, investment advisers or agents, even if they are associated with the Trustee, to advise or assist the Trustee in the performance of its administrative duties; to act without independent investigation upon such recommendations.

             (8) Execute Documents. To execute and deliver all instruments which will accomplish or facilitate the exercise of the powers vested in the Trustee.

             (9) Grant of Powers Limited. The Trustee expressly is prohibited from exercising any powers vested in it primarily for the benefit of the Company rather than for the benefit of the Beneficiaries.

             (10) Deposit or Invest Assets. (i) To deposit Trust assets in commercial, savings or savings and loan accounts, or fiduciary money market accounts (including such accounts in a corporate Trustee's banking department) and to keep such portion of the Trust assets in cash or cash balances as the Trustee may, from time to time, deem to be in the best interest of the Trust, without liability for interest thereon. (ii) To invest Trust assets in investment fixed income securities having a Standard & Poor's rating of "A" or above.

             (11) Expenses. To pay all expenses (not paid by the Company) incurred in administration of the Trust or in exercising its powers hereunder, out of Trust assets, subject to prompt reimbursement by the Company to the Trust of such expenses.

    (c) Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

    Section 6.   DISPOSITION OF INCOME.

    During the term of this trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

    Section 7.   ACCOUNTING BY TRUSTEE.

    The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and within 90 days following the close of each calendar year or the Trustee's resignation or termination of the Trust as provided herein, the Trustee shall render a written account of its administration of the Trust to the Company by submitting a record of receipts, investments, disbursements, distributions, gains, losses, assets on hand at the end of the accounting period and other pertinent information, including a description of all securities and investments purchased and sold during such calendar year. Written approval of an account shall, as to all matters shown in the account, be binding upon the Company and shall forever release and discharge the Trustee from any liability or accountability. The Company will be deemed to have given its written approval if it does not object in writing to the Trustee within 120 days after the date of receipt of such account from the Trustee. The Trustee shall be entitled at any time to institute an action in a court of competent jurisdiction for a judicial settlement of its account.

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    Section 8.   RESPONSIBILITY OF TRUSTEE.

    (a) The Trustee hereby agrees and consents to act as Trustee hereunder. The Company agrees to indemnify the Trustee and hold it harmless from and against all claims, liabilities, legal fees and expenses that may be asserted against it, individually or collectively, otherwise than on account of the Trustee's own gross negligence or willful misconduct by reason of the Trustee's taking or refraining from taking any action in connection with the Trust, whether or not the Trustee is party to a legal proceeding or otherwise.

    (b) If the Trustee undertakes or defends any litigation arising in connection with this trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the trust.

    (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

    (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

    (e) Trustee shall have, without exclusion, all powers conferred on Trustee by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

    (f) However, notwithstanding the provisions of Section 8(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the trust.

    (g) Notwithstanding any powers granted to Trustee pursuant to this Trust Plan or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

    Section 9.   COMPENSATION AND EXPENSES OF TRUSTEE.

    The Trustee shall be entitled to receive as compensation for its services hereunder the compensation as negotiated and agreed to by the Company and the Trustee. Such compensation shall be paid by the Company; provided, however, that to the extent such compensation is not paid by the Company, it may be charged against and paid from the Trust and the Company shall reimburse the Trust for any such payment made from the Trust within 30 days of its receipt from the Trustee of written notice of such payment.

    Section 10.  RESIGNATION AND REMOVAL OF TRUSTEE.

    (a) Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.

    (b) Prior to the occurrence of a "Change in Control Event", the Company may discharge the Trustee and replace it with a Qualified Successor Trustee.

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    (c) Upon resignation or removal of Trustee and appointment of a successor
Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

    (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

    Section 11.  APPOINTMENT OF SUCCESSOR.

    Upon resignation of the Trustee, or upon discharge of the Trustee by the Company, the Company shall appoint a Qualified Successor Trustee. For this purpose, a "Qualified Successor Trustee" must be a corporation having trust powers under state or federal law, but may not be the Company, any person who would be a "related or subordinate party" to the Company within the meaning of
Section 672(c) of the Code or a corporation that would be a member of an "affiliated group" of corporations including the Company within the meaning of
Section 1504(a) of the Code if the words "80 percent" wherever they appear in that section were replaced by the words "50 percent". Such Qualified Successor Trustee may not be a corporation having any significant financial relationship with the Company other than this Trust. Upon the written acceptance by the Qualified Successor Trustee of the Trust and upon approval of the resigning Trustee's final account by those entitled thereto, the resigning Trustee shall be discharged.

    Section 12.  AMENDMENT OR TERMINATION.

    (a) This Trust Plan may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable after it has become irrevocable in accordance with Section l(b) hereof.

    (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans unless sooner revoked in accordance with Section l(b) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

    (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. All assets in the Trust at termination shall be returned to Company.

    Section 13.  MISCELLANEOUS.

    (a) Any provision of this Trust Plan prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

    (b) Benefits payable to Plan participants and their beneficiaries under this Trust Plan may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.


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    (c) This Trust Plan shall be governed by and construed in accordance with the laws of Wisconsin.

    (d) For purposes of this Trust, "Change of Control Event", or "change of control" shall mean any one of the following:

             (1) Continuing Directors no longer constitute at least two-thirds of the Directors of the Company (other than in connection with an LBO Transaction (as defined below)); "Continuing Directors" and "Directors" for this purpose shall mean those Directors in office immediately prior to the event or transaction in question and who were elected by the Company's stockholders pursuant to the Company's proxy solicitation at the most recent regular annual stockholders' meeting (for which they were eligible for election, in the case of a staggered board).

             (2) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934), together with its affiliates, excluding employee benefit plans of the Company and persons who are officers or directors of the Company immediately prior to a Change in Control Event and their affiliates, become the beneficial owner, directly or indirectly, of 40% or more of the voting power of the then outstanding securities of the Company entitled generally to vote for the election of the Company's directors (other than in connection with an LBO Transaction);

             (3) the approval by the Company's stockholders of the merger or consolidation of the Company with any other corporation or sale of substantially all of the assets of the Company (other than pursuant to an LBO Transaction) or the liquidation or dissolution of the Company (other than in connection with an LBO Transaction), unless, in the case of merger or consolidation, the Directors in office immediately prior to such merger or consolidation will constitute at least two-thirds of the Directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Securities Exchange Act of
    1934) of such corporation; or

             (4) at least two-thirds of the Directors in office immediately prior to any other action proposed to be taken by the Company's stockholders (other than an LBO Transaction or any action taken in connection therewith) determine that such proposed action, if taken, would constitute a change of control of the Company and such action is taken. For purposes hereof, the term "LBO Transaction" shall mean any acquisition of the Company through acquisition of all or substantially all of its assets or stock in a leveraged buy-out transaction by a corporation at least 10% (on a fully diluted basis) of whose outstanding shares of capital stock entitled generally to vote for the election of its directors are owned by persons who are officers or directors of the Company immediately prior to such transaction.

    (e) All section headings herein have been inserted for convenience of reference only and shall in no way modify, restrict or affect the meaning or interpretation of any of the terms or provisions of this Trust Agreement.

    (f) This Trust Agreement is intended as a complete and exclusive statement of the agreement of the parties hereto, supersedes all previous agreements or understandings among them and may not be modified or terminated orally.

    (g) The term  "Trustee" shall include any successor Trustee.

    (h) If any provision of this Trust Agreement shall be invalid and unenforceable, the remaining provisions hereof shall subsist and be carried into effect.




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    (i) Any reference hereunder to a participant shall expressly be deemed to include, where relevant, the beneficiaries of a participant duly identified or referred to under the terms of the Agreements as the case may be. A participant shall cease to have such status once any and all amounts due such participant under the applicable Agreement have been paid or satisfied.

    (j) Any reference hereunder to the Company shall expressly be deemed to include the Company's successor and assigns. In the event the Company is merged or consolidated into another company, or conveys all or substantially all of its assets to another company, person or firm, the term Company shall also include the company resulting from such merger or consolidation or the company, person or firm to which such assets are conveyed; and the term Company also shall include the company, person or firm resulting from any subsequent merger or consolidation or to which such assets subsequently are conveyed.

    (k) All references to funding this Trust and payments by the Trustee to the participants are subject to the condition in Section l(e) that a change of control has occurred.

    Section 14.  EFFECTIVE DATE.

    The effective date of this restated Trust shall be January 31, 1995.

    In witness whereof, the Company and Trustee have executed this trust as of the above date.

                                          Company:
                                          Briggs & Stratton Corporation


                                          by:      /s/ R.H. Eldridge
                                             ------------------------------

                                          attest:  /s/ Kasandra K. Preston
                                                 ---------------------------

                                          Trustee:
                                          Johnson Heritage Trust Company

                                          by:     /s/ Robert L. Finder, Jr.
                                             --------------------------------

                                          attest: /s/ Brian L. Lucareli
                                                  ---------------------------





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